================================================================================

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                                CORTLAND BANCORP
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                Cortland Bancorp
                              194 West Main Street
                              Cortland, Ohio 44410

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT

ANNUAL            April 11, 2000        The Cortland Savings and Banking Company
MEETING:          7:00 p.m., EST        194 West Main Street
                                        Cortland, Ohio 44410


RECORD DATE:      8:00 a.m., EST, March 1, 2000. If you were a shareholder at that time, you may vote at the Annual Meeting. Each common share entitles the holder to one vote on each matter to be voted on by Shareholders at the Annual Meeting. Cumulative voting is not allowed in the election of directors. On the record date, Cortland Bancorp had 3,764,759 shares of common stock outstanding.


AGENDA:           1. To elect 3 directors to serve for terms of 3 years until the Annual Meeting in 2003 and until their successors are elected and qualified.

                  2. To transact any other business that may properly come
                     before the meeting.

PROXIES: Unless you specify on the proxy card to vote differently, the management proxies will vote all signed and returned proxies "FOR" the Board's nominees for directors. The management proxies will use their discretion on any other matters that may arise. If a nominee cannot, or will not, serve as a director, the management proxies will vote for a person nominated by the Board of Directors to serve as a director and whom the Board believes will embrace our present philosophy, policies, and strategies.

PROXIES
SOLICITED BY:     The Board of Directors. The cost of the solicitation is being borne by Cortland Bancorp.


FIRST MAILING     We anticipate mailing this proxy statement on or about
DATE:             March 15, 2000. Subsequent mailings may occur if deemed
                  necessary.


REVOKING          You may revoke your proxy before it is voted at the Annual
YOUR PROXY:       Meeting. There are several ways you may revoke your proxy. You may deliver a signed, written revocation letter, dated later than the proxy; you may deliver a signed proxy, dated later than the first proxy; or you may attend the Annual Meeting and vote in person or by proxy.

NOTE ON           All shares, share prices and related figures are restated in
STOCK DIVIDEND:   this proxy statement to reflect the 3% stock dividend paid
                  January 1, 2000.


YOUR              Your comments about any and all aspects of our business are
COMMENTS:         welcome. Although we may not respond on an individual basis, your comments help us measure shareholder satisfaction.
                  Collectively, we may benefit from your suggestions and comments.

                      PLEASE VOTE - YOUR VOTE IS IMPORTANT


                                    CONTENTS
                           General Information                                                           1
                           *Election of Directors                                                        2
                           Board Information                                                             4
                           Executive Compensation Committee Report                                       4
*We expect to vote         Summary Compensation Table                                                    7
on this item at            Compensation Committee Interlocks and Insider Participation                   8
the meeting                Performance Graph                                                             9
                           Section 16(A) Beneficial Ownership Reporting                                 10
                           Voting Procedures                                                            11

                              ELECTION OF DIRECTORS

BOARD             Cortland Bancorp's Board of Directors has nine (9) members.
STRUCTURE:        The directors are divided into three classes. At each Annual
                  Meeting, the term of one class expires. Directors in each class serve for three-year terms.


                                 BOARD NOMINEES

                                                              PRINCIPAL OCCUPATION, AGE
                                        NAME                  AND YEAR BECAME A DIRECTOR
                                        ----                  --------------------------
IF ELECTED,                         George E. Gessner         Mr. Gessner is an Attorney.  He is a partner
TERM WILL EXPIRE                                              and Director in the Law Firm of Gessner &
AT THE 2003                                                   Platt Co., L.P.A.  Mr. Gessner is 55 years
ANNUAL                                                        old and has been a member of the Board
MEETING:                                                      of Directors of Cortland Bancorp since
                                                              1987.

                                    James E. Hoffman, III     Mr. Hoffman is an Attorney.  He is
                                                              President of Hoffman & Walker Co., L.P.A.
                                                              Mr. Hoffman is 48 years old and has been a
                                                              member of the Board of Directors of
                                                              Cortland Bancorp since 1984.

                                    Timothy K. Woofter        Mr. Woofter is President, CEO and Director
                                                              of Stanwade Metal Products and Lucky Oil
                                                              Equiptment.  Mr. Woofter is also Vice
                                                              President, Treasurer and Director of
                                                              Kinsman Precast, Inc. and is a partner in
                                                              Kinsman Associates.  He serves as a
                                                              Director for Steel Tank Institute, Tank
                                                              Engineering Specialist and Steel Tank Association.
                                                              Mr. Woofter is a general partner in the Woofter
                                                              Family Limited Partnership.  He is 49 years old and
                                                              has been a member of the Board of Directors of
                                                              Cortland Bancorp since 1985.

Proxies solicited by the Board of Directors will be voted "FOR" the Board's nominees listed above unless a different vote is specified.

 THE BOARD OF DIRECTORS OF CORTLAND BANCORP UNANIMOUSLY RECOMMENDS THAT YOU VOTE
                        "FOR" THE NOMINEES LISTED ABOVE.

                              CONTINUING DIRECTORS

                                                              PRINCIPAL OCCUPATION, AGE
                                        NAME                  AND YEAR BECAME A DIRECTOR
                                        ----                  --------------------------
                                    Lawrence A. Fantauzzi     Mr. Fantauzzi was elected Senior Vice
TERM WILL EXPIRE                                              President of Cortland Savings and Banking
AT THE 2002                                                   Company in 1996.  He serves as
ANNUAL                                                        Controller and Chief Financial Officer, as
MEETING:                                                      well as Secretary-Treasurer of both Cortland
                                                              Bancorp and the Bank.  Mr. Fantauzzi has also been
                                                              Vice President and Director of New Resources
                                                              Leasing Corporation since 1995.  Mr. Fantauzzi is
                                                              52 years old and has been a member of the Board of
                                                              Directors of Cortland Bancorp since 1999.

                                    David C. Cole             Mr. Cole is a partner and General Manager
                                                              of Cole Valley Motor Company and he is
                                                              a partner in Cole Brothers Dodge.  Mr. Cole
                                                              is 41 years old and has been a member of the
                                                              Board of Directors of Cortland Bancorp
                                                              since 1989.

TERM WILL EXPIRE                    William A. Hagood         Mr. Hagood is the owner and President of
AT THE 2001                                                   Tri-City Mobile Homes, Inc.  Mr. Hagood
ANNUAL                                                        is 68 years old and has been a member of the
MEETING:                                                      Board of Directors of Cortland Bancorp
                                                              since 1972.

                                    K. Ray Mahan              Mr. Mahan is President of Mahan Packing
                                                              Company.  Mr. Mahan is 60 years old and
                                                              has been a member of the Board of Directors
                                                              of Cortland Bancorp since 1976.

                                    Richard L. Hoover         Mr. Hoover is currently retired.  He most recently
                                                              served as a Consultant and Major Account Executive
                                                              for VMX, Inc.  Mr. Hoover is 67 years old and has
                                                              been a member of the Board of Directors of Cortland
                                                              Bancorp since 1980.

                                    Rodger W. Platt           Mr. Platt is President and Chairman of the Board of
                                                              Cortland Bancorp.  He is also President, Chairman
                                                              of the Board and Chief Executive Officer of the
                                                              Bank.  Mr. Platt is 64 years of age and has been a
                                                              member of the Board of Directors of Cortland
                                                              Bancorp since 1974.

                                BOARD INFORMATION

BOARD             In 1999, the Board of Directors of Cortland Bancorp held a
MEETINGS:         total of six (6) regular meetings. Each director attended at least 75% of his Board and committee meetings with the exception of George E. Gessner. Mr. Gessner attended four of the six Board meetings, representing 66% of the total number of meetings held.

BOARD             THE AUDIT COMMITTEE recommends to the full Board of Directors
COMMITTEES:       of Cortland Bancorp, appointment of the Corporation's
                  independent auditors. It also approves audit reports and plans, accounting policies, and audit outsource arrangements including audit scope, internal audit reports, audit fees and certain other expenses. The Audit Committee also receives reports from the loan review area of the Bank. The Audit
                  Committee held nine (9) meetings during 1999. All members of the committee are non-employee directors. Serving as members in 1999 were Messieurs Hoover, Mahan and Woofter.

                  THE EXECUTIVE COMPENSATION COMMITTEE recommends executive officer compensation for Cortland Savings and Banking Company. Cortland Bancorp does not compensate its employees or directors. The Cortland Savings and Banking Company compensates all employees of Cortland Bancorp. The Executive Compensation Committee also oversees the Employee Service Award Program, the Profit Sharing Program and the Employee Benefit Plan 401(k). The Executive Compensation Committee delegated to Mr. Stephen Telego, Sr., Senior Vice President, Chief of Corporate Administration and advisor to the Executive Compensation Committee, the authority to set compensation standards for non-executive officers, subject to the committee's supervision. The committee evaluates the competitiveness of Cortland Savings and Banking Company's compensation and benefit programs as it relates to executive officers and that of the Chief Executive Officer. It held three (3) regular meetings in 1999. Members comprising the committee in 1999 were Messieurs Cole, Hagood and Woofter.

                  The Board of Directors of Cortland Bancorp does not have a separate nominating committee. The entire Board of Directors performs those duties.

                               BOARD COMPENSATION

RETAINER          Non-employee directors receive a $12,000 annual retainer.
AND FEES:         Employee directors receive a $6,000 annual retainer.


                     EXECUTIVE COMPENSATION COMMITTEE REPORT

THE               The Executive Compensation Committee is comprised only of
COMMITTEE:        independent directors as defined by the Securities and
                  Exchange Commission (SEC) and the Internal Revenue Service
                  (IRS). The Executive Compensation Committee exercises the
                  Board's power in determining the compensation level of executive officers of the Bank. The Executive Compensation
                  Committee oversees the Employee Service Award Program, the
                  Profit Sharing Program and the Employee Benefit Plan 401(k).
                  Our compensation program is designed to help us attract, retain and motivate all of our employees.

OVERALL           We have developed a compensation program for executives
OBJECTIVES:       designed to:

                  - reward performance that increases the value of your stock;
                  - attract, retain and motivate executives with competitive compensation opportunities;
                  - encourage management ownership of Cortland Bancorp's stock;
                    and
                  - balance short-term and long-term strategic goals.

EXECUTIVE         The executive officers of the Bank are reviewed and evaluated
COMPENSATION      on their performance by Mr. Platt. Mr. Platt is evaluated on
GENERALLY:        his performance by the Executive Compensation Committee. The major areas of performance measurement are job knowledge and information, work quality, accuracy, initiative, originality, customer relations, priority setting, ability to provide instruction to staff, subordinate feedback and how each of these areas relate to the overall objectives of Cortland
                  Bancorp and the Bank. Mr. Platt's key responsibilities are also reviewed. They include leadership; direction and guidance of Bank activities; initiating recommendations to the Board of Directors regarding competition, organizational changes, new products and expansion of service area; communicating policies and goals to officers and department heads as well as monitoring employee morale; striving to maintain "esprit de corps" at a level conducive to high productivity; delegating responsibility; ensuring the integrity of the assets of Cortland Bancorp and the Bank; cultivating relationships with customers, the community and other bankers; maintaining relationships with shareholders; and providing guidance and direction for an on-going strategic planning process.

EMPLOYEE          The Bank maintains a compensatory arrangement under which
SERVICE           named executive officers receive a $5,000 credit for each year
AWARD             of service from the date of hire. The participants are
PROGRAM:          eligible to receive benefits if they have completed ten (10)
                  years of continuous service and reach age 62 and retire, or retire due to a disability which qualifies for social security disability payments. The distributions are paid monthly over a ten (10) year period commencing upon retirement. In the event of a change in control of the Bank, all named executives would receive a lump sum distribution equal to the present value of the balance credited to each executive officer.

PROFIT            The Bank maintains a discretionary Profit Sharing Program for
SHARING           it's executive officers and employees. If the Bank achieves
PROGRAM:          its profit goal for the fiscal year, the Board of Directors may approve profit sharing. Each employee receives one point for every ten years of service and one point for every thousand dollars of pay earned during the year. This total is multiplied by a factor determined by the Board and the new total is multiplied by a factor representing the employee's job grade, placement within that job grade and most recent performance review.

EMPLOYEE          The Bank has a defined contribution retirement plan which
BENEFIT           covers all employees that have accumulated 1,000 hours of
PLAN 401(k):      service in the 12 months immediately preceding the plan entry dates of January 1 or July 1. The Bank contributes 2% of the gross pay of each eligible participant, regardless of whether or not the participant contributes , up to the annual maximum allowed by the IRS. The Bank matches participants' voluntary contributions up to 2% of gross pay or the annual maximum allowed by the IRS. Participants may make voluntary contributions up to a maximum of 10% of gross wages or the annual maximum allowed by the IRS, whichever is less.

CEO               The Executive Compensation Committee set Mr. Platt's total
COMPENSATION:     compensation for 1999 based on The Cortland Savings and
                  Banking Company's performance, his individual performance, compensation levels at other companies, and the desire to retain him. His salary reflects the leadership, vision and focus he has provided.

                  As part of its review of Mr. Platt's performance, the Executive Compensation Committee requires Mr. Platt to complete a self-evaluation of his performance. The Executive Compensation Committee reviewed Mr. Platt's self-evaluation and agreed with his self-evaluation rating of 4.5 which is "above expected". Based on the Bank's merit pay matrix, the committee approved and recommended to the Board of Directors of Cortland Bancorp that Mr. Platt's annual salary be increased to $215,000.00, effective May 1, 1999.

                  Mr. Platt is the only named executive officer who is now eligible to retire and receive the benefits of the Employee Service Award Program. The estimated annual retirement benefit to be paid to Mr. Platt would be $18,500 annually, if Mr. Platt were to retire at age 65. Mr. Fantauzzi and Mr. Gasior are not now eligible to retire and receive the benefits of the Employee Service Award Program. The estimated annual retirement benefits to be paid to Mr. Fantauzzi and Mr. Gasior if they were to retire at age 65 would be $13,500 annually for Mr. Fantauzzi and $17,000 annually for Mr. Gasior.

CONCLUSION:       The Executive Compensation Committee believes that Mr. Platt and his executive team have provided outstanding service to Cortland Bancorp and to the Bank. The Executive Compensation
                  Committee will work to assure that the executive compensation programs continue to meet our strategic goals as well as the overall objectives discussed above.

                  Submitted by: David C. Cole, William A. Hagood and Timothy K. Woofter, Directors

                           SUMMARY COMPENSATION TABLE

                                                                 Annual           All Other
                                                              Compensation      Compensation
Name and
Principal Position                     Year                    Salary ($)            ($) (2) (3)
Rodger W. Platt                        1999                   $216,218.08(1)        $22,779.00
President and Chairman of              1998                   $195,261.18(1)        $21,638.00
The Board of Cortland Bancorp          1997                   $174,877.08(1)        $19,927.00
and President, Chairman and
CEO of the Bank

Lawrence A. Fantauzzi                  1999                   $117,959.00(4)        $12,109.02
Senior Vice President, Chief           1998                   $ 93,131.70(5)        $10,756.28
Financial Officer,Controller           1997                   $ 84,067.32(5)        $ 9,466.76
and Secretary-Treasurer of
Cortland Bancorp and the Bank

James M. Gasior                        1999                   $100,553.24(6)        $11,210.08
Senior Vice President and              1998                   $ 83,167.32(6)        $ 9,734.64
Chief of Administration and            1997                   $ 75,017.28(6)        $ 8,553.72
Lending of Cortland Bancorp
and the Bank

(1) The salary amount listed for Mr. Platt for each of the above years includes $6,000 in Directors' fees for serving as a Director of the Bank.

(2) Includes Mr. Platt's share of Profit Sharing paid to all eligible employees, amounting to $16,379.00 paid on December 31, 1999, $15,238.00 paid on December 31, 1998, and $13,111.00 paid on December 31, 1997. Includes Mr. Fantauzzi's share of Profit Sharing paid to all eligible employees, amounting to $7,810.00 paid on December 31, 1999, $7,031.00 paid on December 31, 1998 and $6,104.00 paid on December 31, 1997. Includes Mr. Gasior's share of Profit Sharing paid to all eligible employees, amounting to $7,188.00 paid on December 31, 1999, $6,408.00 paid on December 31, 1998 and $5,553.00 paid on December 31, 1997.

(3) Includes a combination of non-elective contributions for Mr. Platt ($3,200.00 in 1999, $3,200.00 in 1998 and $3,408.00 in 1997) and employer matching of employee contributions up to 2% of salary under the Bank's 401(k) plan ($3,200.00 in 1999, $3,200.00 in 1998 and $3,408.00 in 1997); Includes a
combination of non-elective contributions for Mr. Fantauzzi ($2,249.20 in 1999, $1,862.64 in 1998 and $1,681.38 in 1997) and employer matching of employee contributions of up to 2% of salary under the Bank's 401(k) plan ($2,049.82 in 1999, $1,862.64 in 1998 and $1,681.38 in 1997); Includes a combination of non-elective contributions for Mr. Gasior ($2,011.04 in 1999, $1,663.32 in 1998 and $1,500.36 in 1997) and employer matching of employee contributions of up to 2% of salary under the Bank's 401(k) plan ($2,011.04 in 1999, $1,663.32 in 1998 and $1,500.36 in 1997).

(4) Includes $5,500 in Directors' fees for serving as a Director of the Bank beginning in February of 1999.

(5) Does not include Director's fees as Mr. Fantauzzi was not a member of the Board.

(6) Does not include Director's fees as Mr. Gasior is not a member of the Board.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION


HOFFMAN &         Cortland Bancorp and the Bank retained the legal services of
WALKER CO., LPA:  Hoffman & Walker Co., LPA during 1999. James E. Hoffman, III is a member of Cortland Bancorp's Board of Directors. Mr.
                  Hoffman is also a part owner of Hoffman & Walker Co., LPA. The amount of fees paid to Hoffman & Walker Co., LPA by the Corporation and the Bank during 1999 was $11,225.00, which was approximately 5.3% of the firm's gross revenues during 1999.

GESSNER &         The Corporation and the Bank also retained the legal services
PLATT, CO., LPA:  of Gessner & Platt, Co., LPA. Mr. George E. Gessner is a
                  member of Cortland Bancorp's Board of Directors. Mr. Gessner is also a member of Gessner & Platt Co., LPA. The amount of fees paid to Gessner & Platt Co., LPA by the Corporation and the Bank during 1999 was less than 5% of the law firm's gross revenues during 1999.

MANAGEMENT        Some of the Directors, officers and affiliates of both
INDEBTEDNESS:     Cortland Bancorp and the Bank have engaged in banking
                  transactions with the Bank. All of these transactions were in the ordinary course of the Bank's business during 1999 and up to the present time. All loans and undisbursed commitments to loan included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Cortland Bancorp, do not involve more than a normal risk of collectibility, nor do they contain or present any other features unfavorable to Cortland Bancorp or the Bank.

                       CORTLAND BANCORP PERFORMANCE GRAPH
                       CUMULATIVE VALUE OF $100 INVESTMENT
     Comparison of Five Year Cumulative Total Return Among Cortland Bancorp,
      The S&P 500 Index and SNL Securities Index of Banks with Assets Under
                                $500Million. (1)




                                [GRAPH OMITTED]



                                                                      Period Ending
                                       ---------------------------------------------------------------------------
Index                                  12/31/1994   12/31/1995   12/31/1996   12/31/1997   12/31/1998   12/31/1999
------------------------------------------------------------------------------------------------------------------
Cortland Bancorp                         100.00       120.65       157.00       234.81       368.89        225.73
S&P 500 Index                            100.00       137.58       169.03       225.44       289.79        350.78
SNL Bank Index (under $500 million)      100.00       136.80       176.08       300.16       274.07        253.69

(1) Assumes that on December 31, 1994, $100 each was invested in the common shares of Cortland Bancorp, the S&P 500 Index, and the SNL Bank Index, with all subsequent dividends reinvested. Cortland Bancorp is not among the banking companies included in the SNL Bank Index, nor is it included in the S&P 500 Index. SNL Securities provided the S&P 500 Index and the SNL Bank Index information. Past performance provides no guarantee or assurance that similar results can or will be achieved in the future.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


Based on a review of reports filed by our directors and executive officers, all stock ownership reports required to be filed by such persons with the SEC were timely made during 1999.

                        CORTLAND BANCORP SHARE OWNERSHIP

The following table lists the ownership of Cortland Bancorp's common shares by directors and executive officers. Ownership includes direct and indirect (beneficial) ownership, as defined by rules established and promulgated by the SEC. To the best of our knowledge, each person, along with his spouse (if any), has sole voting and investment power unless otherwise noted. Information in this table is based upon 3,764,759 outstanding common shares of Cortland Bancorp as of March 1, 2000. No person or entity owns more than 5% of the outstanding common shares of Cortland Bancorp.

                        DIRECTORS AND EXECUTIVE OFFICERS

                                                                     NUMBER OF     PERCENTAGE OF
NAME                          POSITION                                  SHARES     OUTSTANDING SHARES
----                          --------                               ---------     ------------------
David C. Cole                 Director                             2,023.814                 0.05

Lawrence A. Fantauzzi         Director, Senior Vice                9,167.496                 0.24
                              President, Controller,
                              Chief Financial Officer
                              and Secretary-Treasurer

George E. Gessner             Director                            16,390.452                 0.44

William A. Hagood             Director                             8,278.962                 0.22

James E. Hoffman, III         Director                             2,246.394                 0.06

Richard L. Hoover             Director                            11,036.000                 0.29

K. Ray Mahan                  Director                            95,369.865                 2.53

Rodger W. Platt               Chairman, President, and            26,712.085                 0.71
                              Chief Executive Officer

Timothy K. Woofter            Director                            42,072.969                 1.18




Directors and Executive                                          224,785.861                 5.97
Officers, as a Group
(17 Persons)

               NOTIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors of Cortland Bancorp has appointed the firm of Packer Thomas to serve as independent auditors for Cortland Bancorp for the 2000 fiscal year. They have served as independent auditors for Cortland Bancorp since 1994. The Board of Directors does not expect representatives of Packer Thomas to be in attendance at the Annual Meeting.




                     VOTING PROCEDURES/REVOKING YOUR PROXY

To establish a quorum, a majority of the common shares of Cortland Bancorp must be voted at the Annual Meeting in person or by proxy. The nominees for director, receiving the greatest number of votes, will be elected. Any other matters to be voted upon at the annual meeting will be decided by a majority of the votes cast on such matters unless a different percentage of votes is required by law or Cortland Bancorp's Articles or Regulations. The Board of Directors of Cortland Bancorp is not aware as of the date of this proxy statement of any other matters to be voted upon at the Annual Meeting.

The enclosed proxies will be voted in accordance with the instructions you specify on the proxy. If you do not vote with respect to the election of directors, all shares represented by your returned, signed proxy will be voted by the management proxies selected by the Board of Directors of Cortland Bancorp as stated in the notice accompanying this proxy statement.

You may revoke your proxy by taking any of the following actions:

- Delivering a signed, written revocation letter, dated later than the first proxy, to Deborah L. Eazor, Investor Relations, at 194 West Main Street, P.O. Box 98, Cortland, Ohio 44410;
- Delivering a signed proxy, dated later than the first proxy, to Deborah L. Eazor, Investor Relations, 194 West Main Street, P.O. Box 98, Cortland, Ohio 44410; or
- Attending the Annual Meeting and voting in person or by proxy. Simply attending the Annual Meeting will not revoke your proxy.


PROXY             Our employees may solicit proxies for no additional
SOLICITATION:     compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for the reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares. Cortland Bancorp is paying all expenses of this proxy solicitation.

                      SUBMISSION OF SHAREHOLDERS PROPOSALS

If any shareholder of the Corporation wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Corporation to be held in 2001, the proposal must be received by the Corporation prior to the close of business on November 17, 2000. If a shareholder intends to present a proposal at the 2001 Annual Meeting, but has not sought the inclusion of such proposal in the Corporation's proxy materials, such proposal must be received by the Corporation prior to January 31, 2001, or the Corporation's management proxies for the 2001 Annual Meeting will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in Cortland Bancorp's proxy material.




                                 OTHER BUSINESS
The Board of Directors knows of no other matters for consideration at the Annual Meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have the discretionary authority to vote in accordance with their best judgement.

A COPY OF CORTLAND BANCORP'S 1999 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED BY SHAREHOLDERS, WITHOUT CHARGE, UPON WRITTEN REQUEST TO SHAREHOLDER RELATIONS, CORTLAND BANCORP, 194 WEST MAIN STREET, P.O. BOX 98, CORTLAND, OHIO 44410.




                       By order of the Board of Directors.




                            /s/Lawrence A. Fantauzzi
                              Lawrence A. Fantauzzi
                               Secretary-Treasurer

                                  FORM OF PROXY
                                CORTLAND BANCORP

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



The undersigned holder of common shares of Cortland Bancorp hereby appoints William A. Hagood, Richard L. Hoover and K. Ray Mahan, or any one of them with full power of substitution, to serve as my proxy at the Annual Meeting of Shareholders of the Corporation to be held on Tuesday, April 11, 2000 at 7:00 p.m. at the Corporation's principal office, 194 West Main Street, Cortland, Ohio, and to vote as designated below upon the following matters:

(1)    Election of Directors

       GEORGE E. GESSNER              [___]                     [___]
                                       FOR              WITHHOLD AUTHORITY

       JAMES E. HOFFMAN, III
                                      [___]                     [___]
                                       FOR              WITHHOLD AUTHORITY

       TIMOTHY K. WOOFTER
                                      [___]                     [___]
                                       FOR              WITHHOLD AUTHORITY

(INSTRUCTIONS: To vote for an individual nominee, place an `X' in the box marked "FOR" following his name. If you prefer not to vote for an individual nominee, place an `X' in the box marked `WITHHOLD AUTHORITY' following his name.)

(2) At the time this proxy was prepared, members of the Corporation's Board of Directors were not aware of any other matters to be presented for action at the April 11th meeting. However, should any such matter arise at the Annual Meeting, I authorize the proxies of the Corporation to vote using their discretion as deemed appropriate:

                    [___]                            [___]
                GRANT AUTHORITY               WITHHOLD AUTHORITY


SHARES WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED IN ITEM (1) AND, AT THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS DEEMED APPROPRIATE.

Receipt of Proxy Statement is acknowledged. Please sign, date, and return this proxy promptly in the enclosed envelope.

Dated:_________________, 2000


-------------------------------------------
Signature


-------------------------------------------
Signature

Please sign exactly as the name appears. If executor, trustee, etc., give full title. If shares are registered in two names, both should sign.